C4 Therapeutics Presents Phase 1 Data at European Hematology Association (EHA) 2026 Congress Highlighting Cemsidomide as a Potential Best-in-Class IKZF1/3 Degrader for Multiple Myeloma in Heavily Pretreated Relapsed/Refractory Population At the 100 µg Recommended Phase 2 Dose (RP2D), Cemsidomide Demonstrated a 53% Overall Response Rate, Including Complete Responses and Minimal Residual Disease (MRD) Negative Status Cemsidomide Was Well Tolerated With Minimal Discontinuations and Dose Reductions Related to Safety or Tolerability Data Further Support Development Strategy Across Lines of Therapy and in Combination With Approved Therapies, Positioning Cemsidomide as a Potential Foundational Therapy for Relapsed/Refractory Multiple Myeloma WATERTOWN, Mass., June 11, 2026 (GLOBE NEWSWIRE) -- C4 Therapeutics, Inc. (C4T) (Nasdaq: CCCC), a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation (TPD) science, will present further analysis from its fully enrolled Phase 1 trial of cemsidomide, a next-generation oral IKZF1/3 degrader, in combination with dexamethasone for the treatment of relapsed/refractory multiple myeloma (RRMM) in a poster presentation at the European Hematology Association (EHA) 2026 Congress on Friday, June 12, 2026 at 6:45 pm CEST / 12:45 pm ET. The analysis is consistent with previous data disclosed from the Phase 1 clinical trial and highlights cemsidomide's anti-myeloma activity and differentiated safety profile, further supporting its development as a potential best-in-class IKF1/3 degrader. The poster will be presented by Sagar Lonial, M.D., FACP, FASCO, chief medical officer at the Winship Cancer Institute at Emory University, and an investigator in the cemsidomide clinical trials. “Despite advances in multiple myeloma therapies, IKZF1/3 degradation remains a foundational treatment strategy across lines of therapy because it is the only approach that addresses the underlying biology of the disease and has the built-in ability to stimulate the immune function, becoming a natural partner for immune therapies. Next-generation IKZF1/3 degraders are expected to help advance treatment regimens for this persistent disease, given data demonstrating their efficacy and tolerability,” said Dr. Lonial. “The clinical activity and safety profile of cemsidomide are highly encouraging for patients with relapsed/refractory multiple myeloma as they continue to seek disease-altering treatment options. The data from the ongoing Phase 1 study support the continued development of cemsidomide for patients with relapsed/refractory multiple myeloma who may benefit from IKZF1/3 degradation.”

“The totality of cemsidomide data, particularly data showing that patients have experienced a deepening response over time, continue to demonstrate its potential to deliver a tolerable therapy that can provide sustained benefit for patients who have progressed through other treatment options,” said Len Reyno, M.D., chief medical officer of C4 Therapeutics. “We remain focused on advancing our clinical development strategy to capitalize upon cemsidomide’s differentiated profile in hopes patients at various stages of their treatment journey may be able to benefit from this important investigational therapeutic regimen.” The poster presentation includes data on 73 patients with a data cutoff of February 27, 2026. Patients were heavily pretreated, receiving a median of seven prior lines of therapy. Fifty-five patients (75%) received prior BCMA therapy, and 55 patients (75%) received prior CAR-T or T- cell engager therapy (TCE). At the RP2D and maximum tolerated dose (100 µg,) cemsidomide achieved a 53% overall response rate (ORR). At the 75 µg dose level, cemsidomide achieved a 40% ORR. Across all doses evaluated, cemsidomide achieved a 36% ORR. Key new data include: • Responses deepened over time across the cemsidomide 75 µg and 100 µg dose levels: o At 75 µg, one patient whose best response was previously a partial response (PR) deepened to a very good partial response (VGPR). o At 100 µg, several patients achieved a deeper response: ▪ One patient whose best response was previously a PR deepened to a stringent complete response (sCR) ▪ One patient whose best response was previously a PR deepened to a VGPR o Minimal residual disease (MRD) negativity was achieved in two patients who achieved a sCR and complete response (CR) at 100 µg. • ORR was consistent across key subgroups: ORR % (95% confidence interval (CI)) All Doses Prior CAR-T or TCE 37% (24, 51) Prior BCMA 33% (21, 48) Prior Lines of Therapy > 5 Lines 33% (20, 48) 100 µg (RP2D) Prior CAR-T or TCE 53% (28, 77) Prior BCMA 47% (21, 73) Prior Lines of Therapy > 5 Lines 47% (21, 73) • Durable responses were observed across all dose levels: o Patients experienced a median duration of response of 7.9 months (95% CI, 3.0 – non-evaluable). o Seven patients remain on treatment currently.

Cemsidomide in combination with dexamethasone was generally well tolerated. Incidences of on-target neutropenia remained manageable; 42 patients (58%) experienced Grade 3/4 neutropenia. All treatment emergent adverse events were manageable with no discontinuations deemed related to cemsidomide and minimal dose reductions (five patients; 7%). UPCOMING INVESTOR EVENTS • June 18, 2026 at 9 am ET: C4T will host an educational webinar with Nisha Joseph, M.D., associate professor at the Winship Cancer Institute at Emory University and investigator in the cemsidomide clinical trials to discuss the evolving multiple myeloma landscape, the role of IKZF1/3 degradation in treating multiple myeloma, and cemsidomide’s profile. About Cemsidomide Cemsidomide is an investigational, next-generation orally bioavailable MonoDAC® degrader (molecular glue) of IKZF1/3, transcription factors foundational to multiple myeloma biology. Data from the fully enrolled Phase 1 trial show cemsidomide’s differentiated safety and tolerability profile and potentially class-leading anti-myeloma activity that support the potential for durable outcomes. About Multiple Myeloma Multiple myeloma is a blood cancer that affects plasma cells in the bone marrow. It is the second most common blood cancer, with approximately 36,000 people in the United States diagnosed each year. Multiple myeloma is characterized by cycles of remission and relapse, which leads to patients needing multiple lines of therapy to manage this persistent disease. More than 175,000 patients in the United States are estimated to be living with or in remission from myeloma. However, despite treatment advances, approximately 40% of patients do not survive beyond five years. About IKZF1/3 Degradation Targeted degradation of IKZF1 (Ikaros) and IKF3 (Aiolos) is a foundational therapeutic strategy to treat multiple myeloma, a blood cancer affecting plasma cells. IKZF1/3 degradation leads to downregulation of IRF4, which promotes myeloma cell death. IKZF1/3 degradation also activates T-cells, which contributes to broader anti-myeloma response. For decades, IKZF1/3 degradation has been used in approved therapies for multiple myeloma. Next-generation IKZF1/3 degraders are being developed to leverage advances in targeted protein degradation research while continuing to address the biology foundational to multiple myeloma. About the MOMENTUM Trial MOMENTUM (Multi-center trial Of cemsidoMidE iN relapsed/refracTory mUltiple Myeloma) is a Phase 2, open-label, single-arm study to evaluate the efficacy, safety, pharmacokinetics and pharmacodynamics of cemsidomide in combination with dexamethasone in patients with relapsed/refractory multiple myeloma. Data from the Phase 1 trial identified 100 µg as the recommended Phase 2 dose. The primary endpoint is overall response rate per International Myeloma Working Group response criteria, as assessed by an independent review committee. Approximately 100 patients who have received at least three prior anti-myeloma regimens that must have included an IKZF1/3 degrader, a proteasome inhibitor, an anti-CD38 antibody, and a

T-cell engager or CAR-T therapy will be enrolled in the trial. More information is available at clinicaltrials.gov (NCT07284758). About Cemsidomide in Combination With Elranatamab (ELREXFIO®) The Phase 1b trial is designed to evaluate the safety, tolerability and preliminary efficacy of cemsidomide and dexamethasone in combination with elranatamab, an FDA-approved B-cell maturation antigen CD3 targeted bispecific antibody. Data generated from the cemsidomide Phase 1 trial in relapsed/refractory multiple myeloma demonstrate robust T-cell activation and cytokine expression across multiple doses. By activating immune T-cells, cemsidomide, when combined with a BCMAxCD3 bispecific such as elranatamab, may amplify the anti-myeloma immune response and lead to deeper and more durable responses. The study will evaluate different cemsidomide dose levels (beginning with 75 µg, with the opportunity to simultaneously explore 50 µg and 100 µg) in patients who have received one to four prior lines of therapy, which must have consisted of at least one IKZF1/3 degrader. Exclusion criteria for patients include those who have received prior treatment with a BCMA-directed T-cell engager or BCMA- directed CAR-T therapy. More information is available at clinicaltrials.gov (NCT07280013). About C4 Therapeutics C4 Therapeutics (C4T) (Nasdaq: CCCC) is a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation science to create a new generation of medicines that transforms patients’ lives. C4T is progressing targeted oncology programs through clinical studies and leveraging its TORPEDO® platform to efficiently design and optimize small-molecule medicines to address difficult-to-treat diseases. C4T’s degrader medicines are designed to harness the body’s natural protein recycling system to rapidly degrade disease-causing proteins, offering the potential to overcome drug resistance, drug undruggable targets and improve patient outcomes. For more information, please visit www.c4therapeutics.com. Forward Looking Statements This press release contains “forward-looking statements” of C4 Therapeutics, Inc., within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but may not be limited to, express or implied statements regarding our ability to develop potential therapies for patients; the safety, tolerability, design and potential efficacy of our therapeutic approaches and product candidates; the predictive capability of our TORPEDO® platform in the development of novel, selective, orally bioavailable BiDAC™ and MonoDAC® degraders; the potential initiation, timing, design, results and advancement of our preclinical studies and clinical trials, including the potential timing for and receipt of regulatory authorization and guidance related to clinical trials and other clinical development activities including clinical trial commencement or cohort initiation; the potential for regulatory approval, including accelerated approval, of our product candidates; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials; regulatory developments in the United States and foreign countries; our ability to replicate results achieved in our preclinical studies or clinical trials in any future studies or trials; and our ability to fund our future operations. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: uncertainties related to the initiation, timing, advancement and conduct of preclinical and clinical studies and other development requirements for our product candidates; the risk that any one or more of our product candidates will cost more to develop or may not be successfully developed and commercialized; the risk that our product candidates will not receive accelerated approval or that we will need to redesign our regulatory strategy; the risk that sufficient capital to fund our future operations will be available to us on acceptable terms or at the times required; and the risk that the results of preclinical studies and/or clinical trials will or will not be predictive of results in connection with future studies or trials. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in C4 Therapeutics’ most recent Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and C4 Therapeutics undertakes no duty to update this information unless required by law. Contacts: Investors: Courtney Solberg Associate Director, Investor Relations CSolberg@c4therapeutics.com Media: Loraine Spreen Senior Director, Corporate Communications & Patient Advocacy LSpreen@c4therapeutics.com